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                                                                   Exhibit 10.40



                     THE NEW ENGLAND LIFE INSURANCE COMPANY

              SENIOR EXECUTIVE NONQUALIFIED ELECTIVE DEFERRAL PLAN

                            Effective January 1, 1998
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                                Table of Contents


PREAMBLE ..................................................................    1
ARTICLE I DEFINITIONS .....................................................    1
ARTICLE II PARTICIPATION ..................................................    4
   2.1. Eligible Class ....................................................    4
   2.2. Commencement of Participation .....................................    5
   2.3. Ongoing Participation .............................................    5
ARTICLE III PARTICIPANT DEFERRALS .........................................    5
   3.1. Pay Deferrals .....................................................    5
   3.2. Changes in Base Pay ...............................................    6
   3.3. Resumption of Deferrals ...........................................    7
   3.4. Crediting of Participant Deferrals ................................    7
   3.5. Impact on Other Benefits ..........................................    7
   3.6. Taxation ..........................................................    7
   3.7. Deemed Investment of Deferral .....................................    7
   3.8. Company Investments ...............................................    7
ARTICLE IV TRANSFER ACCOUNTS ..............................................    8
ARTICLE V VALUATION AND DISTRIBUTION OF ACCOUNTS ..........................    8
   5.1. Valuation of Accounts .............................................    8
   5.2. Forms and Amount of Distribution ..................................    8
   5.3. Time and Manner of Distribution Election ..........................    8
   5.4. Death Benefit .....................................................    9
   5.5. Termination of Employment .........................................    9
   5.6. Commencement of Payments ..........................................    9
   5.7. Payor .............................................................   10
ARTICLE VI ADMINISTRATION .................................................   10
ARTICLE VII FUNDING .......................................................   10
ARTICLE VIII AMENDMENT AND TERMINATION ....................................   11
ARTICLE IX GENERAL PROVISIONS .............................................   11
   9.1. Payment to Minors and Incompetents ................................   11
   9.2. No Contract .......................................................   11
   9.3. Use of Masculine and Feminine, Singular and Plural ................   11
   9.4. Non-Alienation of Benefits ........................................   11
   9.5. Protective Provisions .............................................   11
   9.6. Governing Law .....................................................   12
   9.7. Captions ..........................................................   12
   9.8. Claims for Benefits ...............................................   12

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                                    PREAMBLE

          Effective January 1, 1998 New England Life Insurance Company hereby establishes this non-qualified deferred compensation plan referred to as the New England Life Insurance Company Senior Executive Non-qualified Elective Deferral Plan (the "Plan").

          The purpose of this Plan is to enable Eligible Employees to electively defer base and incentive pay on a non-qualified, tax-deferred basis. This Plan shall be unfunded and maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Plan is intended to be effective with respect to compensation earned and bonuses approved after December 31, 1997.

          It is intended that funds accumulated under this Plan on a Participant's behalf will be paid to such Participant at a specified future date as described herein or upon disability or Termination of Employment. Upon the Participant's death, his Account, if any, under the Plan will be paid in a lump sum to his named Beneficiary.

          Accounts under the Plan may be credited with investment return that corresponds to specific investment funds designated under the Plan, and the Company may choose to set aside assets relating to Plan obligations in a Rabbi Trust, the corpus of which will be available to the Company's creditors in the event of bankruptcy. However, the Company is under no obligation to invest deferrals made under the Plan or to set aside funds in a Rabbi Trust. In all cases, the Company may elect to pay the benefits promised hereunder from general assets.

          Notwithstanding the fact that the Company may set aside assets in respect of its obligations under the Plan, the Plan is unfunded and the rights of Participants and Beneficiaries are limited to those of a general, unsecured creditor of the Company.

                                    ARTICLE I
                                   DEFINITIONS

          The following words and phrases when used in the Plan shall have the following meanings, unless a different meaning is plainly required by the context:

          "Account" means the undistributed credit balance of a Participant under the Plan represented by his accumulated Base Pay Deferrals, his Short Term Incentive Pay Deferrals and his Long Term Incentive Pay Deferrals, if applicable, and investment earnings and losses credited to each under the terms of the Plan.
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          "Annual Enrollment Period" means an annual period specified by the
Committee during which all Eligible Employees may elect to make pay deferral elections for the following Plan Year.

          "Base Pay" means an Eligible Employee's regular salary from the Company exclusive of any incentive compensation, extraordinary pay, reimbursements of any kind and the value of any benefits provided by the Company. Base Pay for purposes of this Plan will not reflect any reduction due to an Eligible Employee's participation in a qualified cash or deferred arrangement under Code Section 401(k) or a cafeteria plan described in Code
Section 125.

          "Base Pay Deferral" means a Participant's voluntary reduction in Base Pay pursuant to Section 3.1 hereof.

          "Beneficiary" means the person, persons or trust designated by the Participant or former Participant to receive benefits under the Plan in the event of the Participant's death prior to the full distribution of his Account. A Participant shall designate his Beneficiary or Beneficiaries in writing under the specific procedures as shall be established by the Committee. A Participant may change his Beneficiaries at any time by delivering written instructions to the Committee. In the event a Participant dies without a valid designation of Beneficiary in effect, such Participant's remaining Account shall be payable to his spouse, or if the Participant is not married at the time of death, his estate.

          "Board" or "Board of Directors" means the Board of Directors of New England Life Insurance Company.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time and any regulations issued thereunder. Reference to any section of the Code shall include any successor provision thereto.

          "Committee" means the Company's Benefit Plan Administration Committee or such other person or persons designated by the Company to administer the Plan in accordance with Article VI.

          "Company" means New England Mutual Life Insurance Company, New England Life Insurance Company and their successor or successors.

          "Effective Date" means January 1, 1998.

          "Eligible Employee" means an employee of the Company who is included in the eligible class described in Section 2.1.


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          "Investment Fund" means any fund specified by the Committee for the hypothetical investment of Accounts as provided in Section 3.5. If, at the Committee's discretion, pay deferrals under the Plan are actually invested in a particular fund, such fund shall at all times remain part of the general assets of the Company, and at the Company's discretion, may be deposited to a Rabbi Trust.

          "Long Term Incentive Pay" means special pay for which an Eligible Employee may be entitled (other than Short Term Incentive Pay or Base Pay) under any Company long term bonus or incentive program designated by the Committee as eligible under this Plan.

          "Long Term Incentive Pay Deferral" means a Participant's voluntary deferral of Long Term Incentive Pay pursuant to Section 3.1(d) hereof.

          "Participant" means an Eligible Employee who is actively participating in the Plan pursuant to Section 2.3 or an individual who is not making current pay deferrals under the Plan, but who retains an Account under the Plan.

          "Plan" means the New England Life Insurance Company Home Office Non-Qualified Elective Deferred Compensation Plan as set forth in this document and as amended from time to time.

          "Plan Year" means each calendar year commencing January 1, 1998 and thereafter.

          "Rabbi Trust" means a grantor trust of which the Company is treated as the owner under Subpart E of Subchapter J of Chapter 1 of the Code, the assets of which trust may be reached by the Company's general creditors and which may be established by the Company for the accumulation and investment of Participant pay deferrals under the Plan, the terms of said trust to be governed by a separate written agreement.

          "Senior Officer" means an individual elected as a senior officer by the Board of Directors of the Company.

          "Short Term Incentive Pay" means special pay to which an Eligible Employee may be entitled (other than Base Pay or Long Term Incentive Pay) under any Company short term bonus, hiring bonus or incentive program designated by the Committee as eligible under this Plan.

          "Short Term Incentive Pay Deferral" means a Participant's voluntary deferral of short term incentive pay, pursuant to Section 3.1(c) hereof.


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          "Termination of Employment" means any severance of the
employee/employer relationship between a Participant and the Company including retirement, death, voluntary resignation or involuntary termination.

          "Valuation Date" means each December 31 and such other dates established by the Committee from time to time at which date Account values, including deemed investment earnings and losses, are credited for Plan record keeping purposes.

                                   ARTICLE II
                                  PARTICIPATION

          2.1. Eligible Class. (a) Except as provided in (b) and (c) below, an individual who is employed by the Company at its Home Office is an Eligible Employee with respect to a particular Plan Year if he is within a select group of management or highly compensated Employees within the meaning of Section 201(2), 301 (a)(3) and 401 (a)(1) of ERISA, as determined by the Committee (the "Select Group") in its sole discretion and qualifies as an "Accredited Investor" within the meaning of Rule 501 under the Securities Act of 1933 by meeting one of the following requirements. He or she must be:

               (i) an "Executive Officer" of the Company. For purposes of this Section, an "Executive Officer" is defined as the President, any Vice President in charge of a principal business unit, division or function, any officer who performs a policy making function, or any other person who performs similar policy making functions for the Company, or

               (ii) a natural person who had an individual income in excess of $200,000, or joint income with his spouse in excess of $300,000, in each of the two most recent years and has a reasonable expectation of making that income level in the current year, or

               (iii) a natural person whose individual net worth, or joint net worth with his spouse, at the time of purchase, exceeds $1,000,000.

          (b) Notwithstanding any provision in the Plan to the contrary

               (i) under no circumstances will any Employee who is not within the Select Group, as determined by the Committee in its sole discretion, be eligible to participate in the Plan.

               (ii) an individual who would otherwise be eligible to make pay deferrals under the Plan shall nevertheless be considered ineligible if the Company requests


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          that he complete applications for life insurance in connection with
          Company investments related to this Plan and such individual refuses to do so.

          (c) If a newly hired individual is a Senior Officer, and otherwise qualifies under this Section, such individual will be an Eligible Employee and will be entitled to make a deferral election for the current Plan Year with respect to pay not yet earned as provided in Sections 3.1(a) and 3.1(f)(iii).

          (d) The Committee, in its sole discretion, shall determine whether an individual is an Eligible Employee for a Plan Year based on Sections 2.1(a), 2.1(b) and 2.1(c) above and administrative rules it may adopt.

          2.2. Commencement of Participation. Each Eligible Employee shall first become a Participant as of the initial pay period for which he has a valid pay deferral election in effect pursuant to Section 3.1.

          2.3. Ongoing Participation. (a) Each Eligible Employee who has a pay deferral election in effect for a given Plan Year pursuant to Section 3.1 shall be an active Participant under the Plan for such Plan Year. Active participation shall end on the earliest of (i) the Employee's Termination of Employment, (ii) the date on which the Participant has no pay deferral election in effect under
Section 3.1, or the date the Participant is no longer an Eligible Employee as described under Section 2.1.

          (b) Each Participant who does not have a pay deferral election in effect for a given calendar year pursuant to Section 3.1, but who has an Account which is not fully distributed, shall be an inactive Participant until his Account is fully distributed and shall be entitled to make hypothetical investment elections pursuant to Section 3.5.

                                   ARTICLE III
                              PARTICIPANT DEFERRALS

          3.1. Pay Deferrals. (a) An Eligible Employee may authorize the Company to defer a portion of his pay to the Plan under the rules and procedures established under this Article III. Except as provided in (f)(iii) below, written election of a pay deferral hereunder must be made by the Participant prior to the calendar year for which such deferral is effective and must remain in effect for the entire calendar year. Pay deferrals elected under this Section
3.1 shall apply to discrete calendar years and will not automatically renew from year to year. Pay deferrals hereunder shall be irrevocable and all such deferrals shall remain part of the general assets of the Company and, at the Company's discretion, may be deposited to a Rabbi Trust.


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          (b) Base Pay Deferrals may be elected by an Eligible Employee in accordance with the further provisions of this Section 3.1 in any whole percentage up to 15% of such pay or in any specific dollar amount not to exceed such 15%.

          (c) Short Term Incentive Pay Deferrals may be elected by an Eligible Employee in accordance with the further provisions of this Section 3.1 in any 25% increment of such pay (25%, 50%, 75% or 100%) or in any specific dollar amount subject to the minimum amount described in (e) below.

          (d) Long Term Incentive Deferrals may be elected by an Eligible Employee in accordance with the further provisions of this Section 3.1 in any 25% increment of such pay (25%, 50%, 75% or 100%) or in any specific dollar amount subject to the minimum amount described in (e) below.

          (e) Deferrals under (b), (c) and (d) above are each subject to an annual minimum of $2,500 or such other amount set by the Committee from time to time.

          (f) (i) Pay deferral elections hereunder shall be tendered in writing on forms prescribed by the Committee.

               (ii) Ongoing elections are permitted once each calendar year during the Annual Enrollment Period with respect to compensation that will be earned in the immediately following calendar year.

               (iii) A special one-time election is permitted in the year an Eligible Employee is first hired. This election is available with respect to Base Pay and Short Term Incentive Pay that will be earned in the calendar year of hire after the pay deferral election is made. Such election must be made in writing within 30 days of the date the individual's eligibility is established by the Committee. The special election hereunder will be effective with respect only to pay which has yet to be earned.

          (g) The Committee may establish other rules and procedures which shall govern the election of pay deferrals under this Section 3.1, including whatever actions it deems necessary to ensure that the plan is entitled to exemption from registration under the securities law. Such rules and procedures shall be binding upon all Participants.

          3.2. Changes in Base Pay. If the Participant elects to defer a percentage of Base Pay, the percentage of such pay designated by the Participant shall continue in effect for the entire calendar year to which the election applies, notwithstanding any change in such pay during such year.


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          3.3. Resumption of Deferrals. A Participant who has no current pay deferral election in effect may make a pay deferral election during the Annual Enrollment Period if he is then an Eligible Employee. Such pay deferral election will be effective as of the calendar year immediately following such Annual Enrollment Period. All such pay deferrals will be credited to the Participant's existing Plan Account and are subject to the initial distribution mode elected by the Participant under Section 5.3(a), except as provided in Section 5.3(b).

          3.4. Crediting of Participant Deferrals. Participant pay deferrals will be retained by the Company and credited to such Participant's Account within a reasonable time after the period during which such amount would have otherwise been payable to the Participant had no deferral election in effect.

          3.5. Impact on Other Benefits. Participation in this plan will not affect the amount of a participant's life insurance, AD&D, disability benefits or 401k match. Any reduction in a Company Profit Sharing Contribution or pension benefit from the Home Office Retirement Plan due to participation in this plan will be provided through the Select Employees Supplemental Retirement Plan and Profit Sharing Plan.

          3.6. Taxation. Deferrals under this plan are subject to then applicable rules of taxation. Any taxes owing will be deducted from base salary pursuant to rules established by the Plan Committee.

          3.7. Deemed Investment of Deferral. Pay deferrals shall be deemed to be invested at the Participant's election in one or more Investment Funds offered under the Plan, but such election shall not be binding upon the Committee (or the Trustee if a Rabbi Trust is established) with respect to any actual investments. The terms, conditions and procedures under which a Participant may elect to hypothetically invest his Account hereunder shall be specified by the Committee, in its sole discretion, from time to time. Investment income or losses credited to such account as of any Valuation Date shall reflect the actual experience (plus or minus .25% as determined by the Committee) of the funds which correspond to those in which the Participant's Account is deemed to be invested. The Committee will set rules governing Participant's elections with respect to the various Investment Funds including, but not limited to, the timing of deemed transfers between and among funds, the frequency of fund exchange privileges and liquidation procedures required for Plan distributions.

          3.8. Company Investments. The Company, in its sole discretion, shall decide whether or not to underwrite its obligations under the Plan by actually investing pay deferrals. If the Company decides to invest pay deferrals made under the Plan, Participants and Beneficiaries shall have no interest (other than that of an unsecured general creditor), in such actual investments even if they correspond to Investment Funds.


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Any investment the Company makes in connection with the Plan shall at all times remain part of the general assets of the Company whether or not held in a Rabbi Trust.

                                   ARTICLE IV
                                TRANSFER ACCOUNTS

          Under procedures to be established by the Committee, the non-qualified deferred compensation of a Participant under any other non-qualified deferred compensation program sponsored by the Company may be transferred by the Company to this Plan. Any such transferred amount shall be subject to all of the terms and conditions of this Plan.

                                    ARTICLE V
                     VALUATION AND DISTRIBUTION OF ACCOUNTS

          5.1. Valuation of Accounts. A Participant's Account shall be valued as of each Valuation Date under procedures established by the Committee.

          5.2. Forms and Amount of Distribution. A Participant's election of a distribution form shall apply to his entire Account. Forms of payment available under the Plan are:

          (a) A full lump sum on a specified commencement date equal to the Account value as of the Valuation Date immediately preceding payment; or

          (b) Five, ten or fifteen annual installments beginning on a specified commencement date, subject to a minimum Account of $10,000 when payments first begin. Annual installments shall be equal to the Account balance on the Valuation Date immediately preceding first payment (and each anniversary thereof during the installment period) divided by the remaining number of years in the elected installment period. If a Participant elects an annual installment method of payment, the undistributed portion of his Account will continue to be hypothetically invested in accordance with the Participant's ongoing election(s) under Section 3.5.

          5.3. Time and Manner of Distribution Election. (a) At the time of an Eligible Employee's initial enrollment in the Plan, such individual shall be required to make a written election indicating the date distribution of his Plan Account will commence and the form of payment. This election will be binding and apply to all pay deferrals made under the Plan except as provided under (b) and
(c) below.


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The Participant's election shall be either (i) or (ii), as follows:

               (i) payment beginning at the later of a specified date or Termination of Employment; or

               (ii) payment at the earlier of a specified date or Termination of Employment.

          (b) A Participant will have one opportunity to change his initial election regarding the commencement date and form of distribution of his Account, as follows. At least 12 months prior to the date his Account would otherwise commence to be paid (or such shorter period as the Committee, in its sole discretion, may permit), the Participant may elect to postpone commencement to a later specified date and specify a different form of payment under procedures established by the Committee.

          (c) In the event a Participant becomes disabled and would be considered eligible for benefits under the Company's long-term disability plan, the Committee, in its sole discretion, may approve an early distribution of the Participant's Account. Such distribution will occur before the date elected by the Participant under Section 5.3(a).

          5.4. Death Benefit. Upon the Participant's death prior to the full distribution of his Account, the remaining Account shall be payable to his named Beneficiary(ies) in one lump sum or in another form permitted by the Committee on an exception basis as requested by a Beneficiary. Such payment will be made as soon as practicable under procedures established by the Committee.

          5.5. Termination of Employment. Following a Participant's Termination of Employment, the Participant's Account will either:

          (a) remain under the Plan and continue to be subject to the Participant's hypothetical investment elections under Section 3.5 in the case of a Participant who elected a specific distribution date which is later than the Termination of Employment date; or

          (b) begin to be distributed as provided in Section 5.6 if, pursuant to
     Section 5.3, the Participant had previously elected payments to commence upon Termination of Employment.

          5.6. Commencement of Payments. (a) If a Participant elected to have his Account distributed upon Termination of Employment, payment shall begin within 60 days of such termination or as soon as practicable thereafter.


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          (b) If a Participant elected to have his Account distributed on a specific date, payment shall begin as of the first payroll cycle after such specified date or as soon as practicable thereafter.

          5.7. Payor. The Company may directly make payments due under the Plan to Participants and Beneficiaries or it may delegate responsibility for such payments to a third party such as the trustee of a Rabbi Trust.

                                   ARTICLE VI
                                 ADMINISTRATION

          This Plan shall be administered by the Company through the Committee. The Committee shall have full discretion to interpret and administer this Plan and its decision in any matter involving the interpretation and application of this Plan shall be final and binding on all parties. The Company and the Committee (and the trustee of any Rabbi Trust) shall have no fiduciary duties of any nature under, or in connection with, the Plan.

                                   ARTICLE VII
                                     FUNDING

          This Plan is unfunded. Benefits under this Plan will be paid, at the discretion of the Company, from the Company's general assets (including, but not limited to, any Investment Funds) and/or from assets (including, but not limited to, any Investment Funds) held under a Rabbi Trust. As required by law to achieve tax deferral to the date payment of an Account is made, the rights of a Participant or Beneficiary are those of an unsecured general creditor of the Company.

          Participants and their Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, claims, or interests in any specific property or assets of the Company, nor shall they be beneficiaries of, or have any rights, claims, or interests in any life insurance policies, annuity contracts, or the proceeds therefrom owned or which may be acquired by the Company ("Policies"). Such Policies or other assets of the Company shall not be held under any trust for the benefit of Participants, their Beneficiaries, heirs, successors, or assigns (other than under a Rabbi Trust established to assist the Company in meeting its obligations hereunder and the assets of which are available to general creditors if the Company becomes insolvent), or held as collateral security for the fulfilling of the obligations of the Company under this Plan. Any and all of the Company's assets and Policies shall be, and remain, the general, unpledged, unrestricted assets of the Company. The Company's obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future.


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                                  ARTICLE VIII
                            AMENDMENT AND TERMINATION

          The Company reserves the right to amend, modify, suspend or terminate this Plan in whole or in part at any time by action of its Board or by a written instrument executed by a duly authorized officer of the Company. No amendment shall reduce the Account credited to a Participant under this Plan as of the amendment date, except to the extent that the Participant agrees in writing to such reduction.

                                   ARTICLE IX
                               GENERAL PROVISIONS

          9.1. Payment to Minors and Incompetents. If any Participant or Beneficiary entitled to receive any benefits hereunder is a minor or is deemed by the Committee or is adjudged to be legally incapable of giving valid receipt and discharge for such benefits, they will be paid to such person or institution as the Committee may designate or to the duly appointed guardian. Such payment shall, to the extent made, be deemed a complete discharge of any such payment under the Plan.

          9.2. No Contract. This Plan shall not be deemed a contract of employment with any Participant, nor shall any provision of the Plan affect the right of the Company or any affiliated employer to terminate a Participant's employment.

          9.3. Use of Masculine and Feminine, Singular and Plural. Wherever used in this Plan, the masculine gender will include the feminine gender and the singular will include the plural, unless the context indicates otherwise.

          9.4. Non-Alienation of Benefits. No amount payable to, or held under the Plan for the account of, any Participant or Beneficiary shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; nor shall any amount payable to, or held under the Plan for the account of, any Participant be in any manner liable for his debts, contracts, liabilities, engagements, or torts, or be subject to any legal process to levy upon or attach.

          9.5. Protective Provisions. Each participant shall cooperate with the Company by furnishing any and all information requested by the Company in order to facilitate the payment of benefits hereunder, taking such physical examinations as the Company may deem necessary and taking such other relevant action as may be requested by the Company. If a Participant refuses to cooperate, the Company shall have no further obligation to the Participant under the Plan, other than payment to such Participant of the cumulative deferrals of base and incentive pay heretofore made pursuant to this plan.


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          9.6. Governing Law. The provisions of the Plan shall be interpreted, construed, and administered in accordance with the laws of the Commonwealth of Massachusetts, except to the extent federal law (including, but not limited to, ERISA) applies. ERISA shall govern all issues and matters relating to the Plan and shall preempt all state laws (including those of Massachusetts) relating to the Plan.

          9.7. Captions.. The captions contained in the Plan are inserted only as a matter of convenience and for reference and in no way define, limit, enlarge, or describe the scope or intent of the Plan nor in any way affect the construction of any provision of the Plan.

          9.8. Claims for Benefits. If a written request by a Participant or Beneficiary for the payment of any benefits hereunder has been rejected by the Committee, then the Committee shall within a reasonable period of time notify the Participant of such rejection in writing setting forth the specific reasons for such rejection. Such written explanation shall be written in a manner calculated to be understood by the Participant. The Committee shall afford any Participant whose claim for benefits has been rejected a reasonable opportunity for review of such claim under procedures consistent with the Employee Retirement Income Security Act of 1974.

EXECUTED this __________________ day of ___________________________, 1997 by the
Company's duly empowered officer.

                                            New England Life Insurance Company

ATTEST ________________________             ____________________________________
                                             Signature

                                            ____________________________________
                                             Title

                                            ____________________________________
                                             Date


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